UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 15, 2017

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington 333-103331 03-0377717
State of Incorporation Commission File No. I.R.S. Employer
Identification No.

3773 West Fifth St., Ste. 301, Post Falls, Id 83854
(Address of principal executive offices) (Zip Code)

(208)457-9442
Registrant’s telephone number

N/A
(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Item 5.02   Election of Directors

Item 5.07   Submission of Matters to a Vote of Security Holders

On February 15, 2017, Genesis Financial, Inc. held its annual shareholder meeting in Spokane Valley, Washington.  At the meeting the shareholders approved three actions:

1.  Re-elected four of the Company's directors, John Coghlan, Virginia Walters, Clint Lohman and Michael Lavigne to an additional term as members of the Company's board of directors.  The votes in favor were 11,519,812, 11,445,362, 11,099,362, and 11,061,862 respectively, and against -0-.  There were 88,300, 125,800, 471,800 and 509,300 abstentions, respectively.

2.  Authorized the sale of assets, including but not limited to, (a) the Company's interests in any or all limited liability companies, (b) the Company's rental properties and (c) the Company's interest in the Eagles Landing property located in Cusick, Washington. The votes in favor were 11,509,562, and against 20,000.  There 109,800 abstentions.

3.  Authorized the board of directors authority to implement a reverse stock split of the Corporation's issued and outstanding common stock at a ratio to be determined by the Board, at a future date. The votes in favor were 11,023,217, and against 92,845.  There were 306,550 abstentions.

In regard to items 2 and 3 above, the board of directors had requested that the shareholders authorize the Company's discretionary sale of assets including the ability to recapitalize the Company's capital structure in the event of any future potential business acquisition matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GENESIS FINANCIAL, INC.

Dated: February 21, 2017

                                           /s/ John R. Coghlan

                                         By: John R. Coghlan

                                         Title: President; CEO